Exhibit 10.15

RUBICON TECHNOLOGY, INC.

NON-COMPETITION AGREEMENT

I,             Hewes, Hap            , as of             April 6th            , 2005, in consideration and as a condition of my continued employment by Rubicon Technology, Inc. (the “Company”), my concurrent receipt herewith of an option grant for _230,000_ shares of the Company’s common stock and a new annual base salary totaling $_160,000.00_ and the covenants herein contained, hereby enter into this Non-Competition Agreement (the “Agreement”) with the Company as follows (and agree that all existing non-competition agreements or similar arrangements between the Company and myself, except for non-competition agreements entered into between the Company and myself concurrently herewith or after the date hereof and making specific reference to this Agreement, are hereby superseded by this Agreement):

1. During the course of my employment, I acknowledge and agree that I will have access to the Company’s most highly confidential information and trade secrets concerning the Company’s manufacture, fabrication, growth, production, and polishing of single crystal materials, including, but not limited to, details on the construction of the Company’s furnaces, the specialized changes made to production equipment and the details of the Company’s specialized crystal fabrication processes.

2. The term of this Agreement shall be for the period commencing on the date of my initial employment with the Company and shall end on the date that is no later than thirty-six (36) months from the date of termination of my employment for any reason; provided, that this Agreement shall remain in effect after the termination of my employment only for so long as the Company pays me an amount equal to fifty percent (50%) of my base salary (as in effect on the date of my termination), payable on a monthly basis and in accordance with the Company’s standard payroll practices.

3. During the term hereof, I will not, without the Company’s prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or equity holder of any company or business, perform services in any capacity similar to that of my employment with the Company or in any managerial or other type of position in which I might, either purposely or inadvertently, disclose the Company’s trade secret information, for any Competitor. As used herein, “Competitor” means any business entity in the business of developing, marketing, distributing, maintaining or selling products or services competitive with the products or services being developed, marketed, distributed, planned, sold or otherwise provided by the Company at the date of the termination of my employment, including, but not limited to, Namiki, Shinkosha, Monocrystal, Furakawa, Saint-Gobain Crystals Division, Kyocera Fine Ceramics and Honeywell. I acknowledge that the ownership by me of not more than one percent (1%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on the NASDAQ Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

4. During the term hereof, I will not, without the Company’s prior written consent, directly or indirectly, employ, solicit to employ, or engage, or knowingly permit any other company or business organization which employs me or is directly or indirectly controlled by me to employ, solicit to employ, or engage, any person who is employed by the Company at any time during the

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term hereof, or in any manner seek to induce any such person to leave his or her employment with the Company.

5. During the term hereof, I will not, without the Company’s prior written consent, solicit or do business with, directly or indirectly, any present or past customer of the Company (determined at the termination of my employment with the Company), or any prospective customer of the Company with whom I have had contact prior to the termination of my employment with the Company, in connection with any business activity which would violate any other provision of this Agreement.

6. I hereby represent that I am not a party to, or bound by the terms of, any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of my employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. I further represent that my performance of all the terms of this Agreement, and as an employee of the Company, does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer, or others.

7. I acknowledge and agree to the reasonableness, applicability, scope and nature of the terms, conditions and covenants contained in this Agreement, and further agree that the time periods and scope specified in this Agreement are appropriate, minimum and reasonable times and scope necessary to protect the Company’s trade secrets and the Company in the conduct of its business. I represent and warrant to the Company that, in the event of enforcement of the provisions of this Agreement, my experience and capabilities are such that I can obtain work or other employment that would not violate any of the provisions of this Agreement and that the enforcement of such provisions by the Company by way of injunction will not prevent me from earning a livelihood.

8. I agree that the breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

9. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

10. Any amendment to or modification of this Agreement, and any waiver of any provision hereof, shall be in writing, executed by both parties. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

11. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this

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Agreement shall for any reason be held to be excessively broad as to scope, activity, or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

12. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance, or otherwise, by the laws of the State of Illinois, without regard to the conflict of laws provisions thereof, and no action involving this Agreement may be brought except in the Circuit Court of Cook County, Illinois or the United States District Court for the Northern District of Illinois, Eastern Division.

13. The term “Company” shall include Rubicon Technology, Inc., and any of its predecessors, subsidiaries, subdivisions, affiliates or successors. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

14. Due to the personal nature of this Agreement, I agree that I may not assign or delegate this Agreement or any of my obligations hereunder and that any such attempted assignment or delegation shall be deemed void and of no force or effect.

15. The provisions of this Agreement will not be deemed to have been violated in the event I participate in, or become an employee of, any affiliate of the Company. The provisions of this Agreement will not be deemed to have been violated as a result of any actions taken by me within the authorized scope of my involvement with any such affiliate.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Non-Competition Agreement as of the date first above written.

EMPLOYEE	RUBICON TECHNOLOGY, INC.

/s/ Hap Hewes	/s/ William F. Weissman

Hap Hewes	William F. Weissman, Chief Financial Officer
Printed Name	Name, Title

[Address]

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